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                                                                     EXHIBIT 8.2

                                October 6, 1999

General Surgical Innovations, Inc.
10460 Bubb Road
Cupertino, CA 95014

Ladies and Gentlemen:

    We have acted as counsel for General Surgical Innovations, Inc., a California corporation (the "COMPANY"), in connection with the preparation and execution of the Agreement and Plan of Merger (the"AGREEMENT") dated as of August 23, 1999, by and among the Company, General Acquisition Corp., a Nevada corporation ("ACQUISITION SUB"), and General Sub Acquisition Corp., a California corporation and a wholly owned subsidiary of Acquisition Sub ("MERGER SUB"). Certain obligations of Acquisition Sub pursuant to the Agreement are guaranteed by Tyco International, Ltd., a Bermuda company and the sole shareholder of Acquisition Sub ("ISSUER"). Pursuant to the Agreement, Merger Sub will merge with and into the Company (the "MERGER"), and the Company will become a wholly owned subsidiary of Acquisition Sub. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

    You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Agreement (including Exhibits), the registration statement on Form S-4 filed by Issuer with the Securities and Exchange Commission (which includes a proxy statement-prospectus relating to the Merger) (the "REGISTRATION STATEMENT,"), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) certificates of officers of Issuer, Acquisition Sub, Merger Sub and the Company, respectively (the "OFFICERS' CERTIFICATES") in forms attached hereto as Exhibits A and B.

    A. In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) which include the following:

    1. Acquisition Sub will acquire all of the Company Common Stock solely in exchange for Issuer Common Shares, all of which are entitled to vote.

    2. No cash or other property has been furnished directly or indirectly by Merger Sub, Acquisition Sub or Issuer (or anyone related to any of them within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations promulgated under the Code (the "REGULATIONS") or anyone acting on behalf of any of them as an agent, in each case, a "RELATED PARTY") in connection with redemptions or purchases of Company Common Stock or distributions by the Company to Company shareholders, no liabilities of the Company or Company shareholders will be assumed by Acquisition Sub or Issuer (or any Related Party) (or in the case of Company shareholder liabilities, by Merger Sub), and none of the Company Common Stock will be subject to any liabilities.

    3. None of Issuer, Acquisition Sub, Merger Sub or any Related Party, has any plan or intention to purchase, redeem or otherwise acquire, directly or indirectly any of the Issuer Common Shares issued in connection with the Merger, or to otherwise indemnify a shareholder of Issuer for any losses incurred with respect to such Issuer Common Shares.

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    B. In addition, in connection with rendering this opinion, we have also assumed (without any independent investigation) that:

    1. At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of the Company, Acquisition Sub, or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of the Company, Acquisition Sub, or Merger Sub has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire the Company's capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

    2. The Merger is being undertaken for valid business purposes and not for the purpose of tax avoidance.

    3. All corporations involved in the Merger are validly formed, and legally obligated to perform under the Agreement and to make all required filings with governmental agencies.

    4. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

    5. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

    6. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations.

    7. Each of Issuer, if applicable, Acquisition Sub and the Company will comply with all reporting obligations with respect to the Merger required by the Code and the Regulations and will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

    8. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and as described in the Registration Statement and will be effective under the applicable state laws.

    9. An opinion of counsel, substantially identical in substance to this opinion, has been delivered to Issuer and Acquisition Sub from PricewaterhouseCoopers LLP, and will not be withdrawn prior to the Effective Time.

    10. The Agreement and all other documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates are true and correct as of the Effective
Time:

        (a) the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; and

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        (b)  the transfer of Company Common Stock by the Company shareholders pursuant to the Merger, other than Company shareholders who are or will be "5% transferee shareholders" within the meaning of Section 1.367(a)-3(c)(5)(ii) of the Regulations, will qualify for an exception from gain or loss recognition under Section 1.367(a)-3 of the Regulations and, accordingly, Issuer will be treated as a corporation for U.S. federal income tax purposes.

    In addition, we hereby confirm that those statements contained in the section of the Registration Statement entitled "Material U.S. Federal Income Tax and Bermuda Tax Consequences--U.S. Federal Income Tax Consequences," constitute our opinion as to the material United States federal income tax consequences of the exchange of Company Common Stock for Issuer Common Shares in the Merger and the ownership of Issuer Common Shares.

    This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

    No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, including in particular, the representations referred to in paragraphs A.1, A.2 and A.3, above, our opinion might be adversely affected and may not be relied upon.

    We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Material U.S. Federal Income Tax and Bermuda Tax Consequences--U.S. Federal Income Tax Consequences--1. Consequences of the Merger" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than the Company, our clients.

                                          Very truly yours,
                                          /s/ VENTURE LAW GROUP
                                          A Professional Corporation

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